CHANCELLOR RADIO BROADCASTING COMPANY



                            LOCAL MARKETING AGREEMENT



                                      WITH



                                   WBLI, INC.
                                  WBLI-FM, INC.
                                   WHFM, INC.
                                   WBAB, INC.
                                   WGBB, INC.



                                       FOR



                           WBAB-FM, BABYLON, NEW YORK
                          WBLI-FM, PATCHOGUE, NEW YORK
                           WGBB-AM, FREEPORT, NEW YORK
                         WHFM-FM, SOUTHAMPTON, NEW YORK

                                TABLE OF CONTENTS


1.   Agreement Term...........................................................2

2.   Programmer's Purchase of Airtime and Provision of Programming............2

3.   Representations..........................................................2

4.   Consideration............................................................3

5.   Collection of Accounts Receivable........................................3

6.   SFX Control of the Stations..............................................4

7.   Programmer Responsibility................................................5

8.   Contracts................................................................6

9.   Employees................................................................7

10.  Public Affairs Programming...............................................8

11.  Additional License Obligations...........................................8

12.  Broadcast Stations Programming Policy Statement..........................8

13.  Compliance with Copyright Act............................................9

14.  Payola...................................................................9

15.  Sales....................................................................9

16.  Local Marketing Agreement Challenge.....................................10

17.  Confidential Review.....................................................10

18.  Major Defaults: Termination.............................................10
     18.1.   Programmer's Major Defaults. ...................................10
     18.2.  SFX's Major Defaults.............................................11
     18.3.  Cure Periods.....................................................11
     18.4.  Termination Upon Occurrence of Major Default.....................12
     18.5.  Termination Upon Failure of Consummation of Exchange Agreement...12


                                        i





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19.      Liabilities Upon Termination. .......................................12

20.      No Format Changes....................................................13

21.      SFX's Indemnification................................................13

22.      Programmer's Indemnification.........................................14

23.      Procedure for Indemnification........................................14

24.      Dispute Over Indemnification.........................................15

25.      Programmer's Remedies for Operational Deficiencies...................15

26.      Force Majeure........................................................16

27.      Other Agreements.....................................................16

28.      Assignment...........................................................16

29.      Entire Agreement.....................................................16

30.      Taxes................................................................16

31.      Headings.............................................................17

32.      Governing Law........................................................17

33.      Notices..............................................................17

34.      Severability.........................................................18

35.      Certifications.......................................................18
         (a)      Control of Stations.........................................18
         (b)      Compliance with Ownership Rules.............................19

36.      No Joint Venture.....................................................19

37.      Beneficiaries........................................................19

PAYMENT SCHEDULE..............................................................22

                                       ii





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SCHEDULE B - EMPLOYEES........................................................24

ATTACHMENT I - BROADCAST STATIONS PROGRAMMING POLICY STATEMENT................25
           I.     No Plugola or Payola........................................25
          II.     Political Broadcasting......................................25
         III.     Required Announcements......................................25
          IV.     No Illegal Announcements....................................25
           V.     SFX Discretion Paramount....................................26

ATTACHMENT II - PAYOLA AFFIDAVIT..............................................27


                                       iii





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                            LOCAL MARKETING AGREEMENT


THIS LOCAL MARKETING AGREEMENT ("LMA" or "Agreement"), made as of July 1, 1996 by and between WBLI, Inc., a New York corporation, WBLI-FM, Inc., a Delaware corporation, WHFM, Inc., a New York Corporation, WBAB, Inc., a New York corporation, and WGBB, Inc., a New York corporation (collectively, "SFX" or "Owner" or "Licensee") and CHANCELLOR RADIO BROADCASTING COMPANY, ("Chancellor" or "Programmer") a Delaware corporation.


                                    RECITALS

         WHEREAS, SFX owns and operates radio stations WBAB-FM, Babylon, New York; WBLI- FM, Patchogue, New York; WGBB-AM, Freeport, New York; and WHFM-FM, Southampton, New York (the "Long Island Stations");

         WHEREAS, Chancellor is a party to a certain Asset Purchase Agreement ("Purchase Agreement") dated May 14, 1996 among Chancellor and Chancellor Broadcasting Company and OmniAmerica Group, WAPE-FM License Partnership, WFYV-FM License Partnership, WEAT-AM License Partnership, WEAT-FM License Partnership, WXXL License Partnership, WOLL License Partnership and WJHM-FM License Partnership (collectively "Omni") contemplating, inter alia, the purchase by Chancellor of substantially all of Omni's assets used or useful in the operation of Station WAPE-FM, Jacksonville, Florida, and Station WFYV-FM, Atlantic Beach, Florida (collectively, the "Jacksonville Stations"), including the related FCC broadcast licenses and authorizations. That Purchase Agreement is hereafter referred to as the "Florida Agreement".

         WHEREAS, SFX wishes to retain Chancellor to provide programming for the Stations pursuant to the terms and conditions set forth in this Agreement and in conformity with the Stations' policies and practices and the Federal Communications Commission's ("FCC") rules and regulations concerning such arrangements;

         WHEREAS, Chancellor will broadcast such programming and sell advertising that is in conformance with the Stations' policies and all FCC rules and regulations, including the requirement that the ultimate control of the Stations be maintained by SFX; and

         WHEREAS, Chancellor and SFX have entered into an Asset Exchange Agreement dated July 1, 1996 (the "Exchange Agreement"), which would qualify as a tax free exchange of like-kind assets pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, pursuant to which SFX has agreed to transfer to Chancellor, and Chancellor has agreed to acquire from SFX, substantially all of the assets and businesses of the Long Island Stations; and Chancellor has agreed to transfer to SFX, and SFX has agreed to acquire from Chancellor, substantially all of the assets and businesses of the Jacksonville Stations.







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SFX and Chancellor
Local Marketing Agreement
Page 2
- - - -------------------------


         NOW THEREFORE, for and in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, agree as follows:

         1.       Agreement Term.
                  ---------------

                  The term of this Agreement will begin on July 1, 1996 ("Commencement Date") and will continue until the Programmer acquires the assets of the Long Island Stations and the Owner acquires the assets of the Jacksonville Stations in accordance with the terms of the Exchange Agreement, unless earlier terminated in accordance with the provisions set forth herein.

         2.       Programmer's Purchase of Airtime and Provision of Programming.
                  --------------------------------------------------------------

                  (a) During the term of this Agreement, Programmer shall transmit programming, including commercials, that it produces or owns to the Long Island Stations twenty-four (24) hours per day Monday through Friday and for forty-eight (48) hours during Saturday through Sunday, provided that SFX may broadcast up to two (2) hours of programming for the Long Island Stations which is aimed at serving the needs and interests of the Long Island Stations' communities of license during the morning(s) of Saturday and/or Sunday subject to Section 10 hereto.

                  (b) To facilitate delivery of programming by Programmer hereunder, SFX hereby grants to Programmer the right for the term of this Agreement to use substantially all of the equipment located in the Stations' studios and currently used by SFX for broadcasting programs on the Stations. In addition, Programmer shall have, and SFX hereby grants to Programmer, a license to enter on the premises currently occupied by the Stations for the purpose of producing its programming hereunder; provided, however, that SFX shall maintain, for its use, sufficient space at the Stations' studios to enable SFX to conduct its operations and originate programming.
Accordingly, Programmer shall hold SFX harmless from all costs, fees and expenses incurred with respect to any personal injury suffered by any employee or agent of Programmer while on the property of SFX. Programmer shall also be responsible for and shall reimburse SFX for any damage to the property of SFX caused by Programmers' employees or agents.

         3.       Representations.
                  ----------------

                  Each of SFX and Programmer represent as to itself that it is authorized to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms. Programmer hereby represents and





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SFX and Chancellor
Local Marketing Agreement
Page 3
- - - -------------------------

warrants to SFX that Programmer is an experienced radio broadcast station owner and operator and is fully familiar with all pertinent legal requirements, including but not limited to, the Communications Act of 1934, as amended (the "Act"), and the Commission's rules, regulations and policies governing the operation of radio broadcast stations. Programmer will comply with all legal requirements, including but not limited to the Act and the Commission's rules, regulations and policies.

         4.       Consideration.
                  --------------

                  During the term of this Agreement, Programmer shall pay SFX the payments set forth on the Payment Schedule annexed hereto.

         5.       Collection of Accounts Receivable.
                  ----------------------------------

                  (a) The accounts receivable of the Long Island Stations generated prior to the Commencement Date (the "Pre-LMA Receivables") shall be and remain the property of SFX. Within fifteen (15) days after the Commencement Date, SFX shall furnish Chancellor with a list (certified by the Chief Financial Officer of SFX to be a true and complete list) of all accounts receivable of SFX which remain outstanding as of the Commencement Date. Chancellor agrees that if, after the Commencement Date, it shall receive payment, in respect to any Pre-LMA Receivable, Chancellor shall remit to SFX, within five (5) business days after the end of each month, any amounts received by Chancellor during the preceding month (whether or not directed on their face to SFX), which are in payment for advertising broadcast by the Station prior to the Commencement Date.

                  (b) During the period starting on the Commencement Date and ending one hundred twenty (120) days thereafter, Chancellor shall use reasonable efforts, consistent with SFX's current billing and collection practices and in the ordinary course of the business, to assist SFX in the collection of any outstanding Pre-LMA Receivables; provided, however, that, notwithstanding the foregoing, Chancellor shall be under no obligation to commence litigation, employ counsel or engage the services of a collection agency to effect collection. Chancellor shall not make any compromise, adjustment, concession or settlement of any Pre-LMA Receivable without SFX's express written consent and Chancellor shall be under no obligation to compromise, adjust, concede or settle any accounts receivable generated after the Commencement Date or otherwise grant any credit or allowance to effect collection of a Pre-LMA Receivable. Absent written evidence that an account debtor owing a Pre-LMA Receivable is disputing in good faith any portion of such Pre-LMA Receivable, any payments received by Chancellor after the Commencement Date from such account debtor shall be presumed to represent payment on any undisputed portion of such Pre-LMA





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SFX and Chancellor
Local Marketing Agreement
Page 4
- - - -------------------------


Receivable which is then outstanding (with each such payment received from such account debtor to be applied first to the most-aged Pre-LMA Receivable then owing from such account debtor).

                  (c) SFX agrees to remit to Chancellor within 5 business days after the end of each month, any amounts received by SFX during the preceding month (whether or not directed on their face to Chancellor) which are in payment for advertising generated by the Stations after the Commencement Date.


                   (d) Chancellor shall not set-off any claim or amount against any of the Pre-LMA Receivables.

         6.       SFX Control of the Stations.
                  ----------------------------

                  (a) SFX will have full authority, power and control over the management and operations of the Long Island Stations during the term of this Agreement. SFX will bear all responsibility for the Long Island Stations' compliance with all applicable provisions of the Act, the rules, regulations and policies of the FCC and all other applicable laws, including without limitation, the retention of control over the policies, programming and operation of the Long Island Stations, including the right to preempt programming which in its good faith judgment it deems unsuitable or contrary to the public interest. SFX shall be solely responsible for and pay in a timely manner all real and personal property taxes, mortgage fees and expenses and other real property costs, all studio and transmitter site leases, any utilities (excluding telephone charges), and all costs and expenses for the maintenance of all transmitter equipment. Programmer shall cooperate with and assist SFX in complying with all FCC rules and regulations.

                  (b) SFX retains ultimate control over the Long Island Stations and their premises. Accordingly, all employees of Programmer present at the Long Island Stations or on their premises must comply with the policies and rules promulgated by SFX. In no event shall Programmer, or Programmer's employees, represent, depict, describe or portray Programmer as the Licensee of the Long Island Stations. To this end, all employees of Programmer, whose work involves the Long Island Stations, shall be informed as to SFX's ultimate control over the Long Island Stations and Programmer's subordinate capacity, and all printed materials and promotional announcements shall accurately describe all of the roles and responsibilities of SFX and Programmer.

                  (c) The Long Island Stations' transmission equipment shall be maintained by SFX in a condition consistent with good engineering practices and in compliance in all material respects with the Act and all other applicable rules, regulations and technical standards of the FCC. All capital expenditures reasonably required to maintain the technical quality of the transmission






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SFX and Chancellor
Local Marketing Agreement
Page 5
- - - -------------------------


equipment and its compliance with applicable laws and regulations shall be made at the sole expense of SFX in a timely fashion.

                  (d) SFX shall employ at its expense a management-level employee at the Long Island Stations and such other person for each Long Island Station as necessary to fulfill SFX's duties hereunder and its obligations under the FCC's rules. A manager shall direct the day-to-day operations of each Long Island Station and shall report to and be accountable to SFX. SFX shall be responsible for the salaries, taxes, insurance and related costs for all personnel it employs at the Long Island Stations.

                  (e) SFX shall pay all regulatory fees, file all necessary applications, maintain the Long Island Stations' local public inspection files within the Long Island Stations' communities of license and shall prepare and place in such inspection file all required documents including, but not limited to the Long Island Stations' quarterly issues and program lists on a timely basis.

         7.       Programmer Responsibility.
                  --------------------------

                  (a) Programmer shall be solely responsible for all expenses incurred in the origination and/or delivery of programming from any remote location and for all operating expenses of the Long Island Stations (including telephone expenses and expenses related to sales, marketing, promotion, advertising, billing and collections, and traffic), except that SFX shall be responsible for the costs as provided in Section 6 hereof. Programmer shall cooperate fully with SFX in responding to any questions, comment, inquiry or complaint from any third party, including any governmental authority or agent thereof, that may relate to or arise from the Long Island Stations or its operations, including the programming. In the event of Programmer's receipt of any question, comment inquiry or complaint that may relate to or arise from the Long Island Stations or its operations, Programmer shall promptly notify SFX of the same.

                  (b) Programmer shall employ and be solely responsible for the salaries, taxes, insurance and related costs for all personnel employed by Programmer (including, without limitation, salespeople, traffic personnel, board operators and programming staff).

                  (c) Programmer shall cause the Long Island Stations to transmit any required tests of the Emergency Broadcast System or successor Emergency Alert System at such times as are directed by SFX.

                  (d) Political Advertising and Announcements. Programmer shall maintain and deliver to SFX all records and information required by the FCC to be placed in the public inspection






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SFX and Chancellor
Local Marketing Agreement
Page 6
- - - -------------------------


files of the Long Island Stations pertaining to the broadcast of political programming and advertisements, in accordance with the provisions of Sections
73.1940 and 73.3526 of the FCC's rules and agrees to broadcast sponsored programming addressing political issues, in accordance with the provisions of
Section 73.1212 of the FCC's rules.

                            1. Programmer's sale or use of commercial time on
the Long Island Stations shall conform to all federal and state laws governing the sale of political advertising on radio stations. At least ninety (90) days before the start of any primary or general election campaign, Programmer will clear with Licensee the rates to be charged political candidates for public office and rate cards to be sure that the rates and the rate cards are in conformance with all laws, including requirements for providing reasonable time to state and local candidates (as determined by the Licensee).

                            2. When required by law, Programmer shall sell such
political advertising time only at the Stations' lowest unit rate. Within seven
(7) days after the broadcast of political advertising, Programmer shall review the commercial spots that have aired on the Long Island Stations, so as to insure that each political candidate was charged the lowest unit rate. In the event a refund or credit is due, Programmer shall pay such refund or provide such credits within seven (7) days. The Programmer recognizes candidates' need to maximize their campaign funds, and thus will provide such rebates or credits on a more expeditious basis as the election day approaches.

                            3. Within twenty-four (24) hours of any request to
purchase time on any Long Island Station on behalf of a candidate for public office or to support or urge defeat of an issue on an election ballot, Programmer will provide documentation of the request, and its disposition, to Licensee so that appropriate records can be placed in the Long Island Station's public file.

                            4. In the event that Programmer fails to provide
adequate broadcast time for the broadcast of paid political programming or advertising by political candidates, Licensee shall have the right to preempt commercial announcements supplied by Programmer to make time available to these political candidates.

                            5. Programmer shall furnish within its programming,
on behalf of SFX, all of the Long Island Stations' identification announcements required by the FCC's rules. Programmer shall provide information with respect to any of its programming which is responsive to the public needs and interests of the area served by the Long Island Stations so as to assist SFX in the preparation of any required programming reports, and provide other information to enable SFX to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies.







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SFX and Chancellor
Local Marketing Agreement
Page 7
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         8.       Contracts.
                  ----------

                  Programmer shall perform and discharge the obligations of SFX from and after the Commencement Date under the contracts and agreements listed in the Schedules to the Exchange Agreement as being assumed by Programmer on the Commencement Date. In addition, Programmer shall perform and discharge all obligations of the Long Island Stations under all trade agreements from and after the Commencement Date. Programmer will not enter into any third-party contracts, leases or agreements which will bind SFX in any way except with SFX's prior written approval.

         9.       Employees.
                  ----------

                  Schedule B hereto contains a listing of the name, salary or compensation and job description of all employees of the Long Island Stations as of June 17, 1996. Pursuant to Section 14.7 of the Exchange Agreement as of the Commencement Date, the current Long Island Stations employees will become employees of the Programmer; however, Programmer may terminate current employees of the Long Island Stations without cause thirty (30) days from the execution of the Exchange Agreement. If the number of terminated employees exceeds ten (10) or in the aggregate the severance liability amount of the terminated employees from the Long Island Stations exceeds One Hundred Thousand Dollars ($100,000), then the Programmer shall be responsible to pay for any severance amounts exceeding the first One Hundred Thousand Dollars ($100,000). Owner shall be responsible to pay for any severance amounts associated with only the first ten
(10) terminated employees, as designated by Programmer, but in no event will Owner be liable for any severance amounts exceeding One Hundred Thousand Dollars ($100,000). Owner agrees to maintain at its own expense one management level employee and one other employee for each Long Island Station.

         Commencing subsequent to the execution of the LMAs, Owner shall make available to each of the Long Island Stations' personnel during normal business hours for Programmer to interview prior to the Commencement Date. Programmer shall notify Owner of the names of employees to whom Programmer shall offer employment (herein referred to as "Transferred Employees"). Owner hereby consents to Programmer making such offers of employment relating to the Long Island Stations subject to the effectiveness of the LMAs between the parties. Owner shall be responsible for all obligations or liabilities to those employees not offered employment by Programmer, and Programmer shall have no obligations with respect to those employees (herein referred to as "Retained Employees").

         No earlier than thirty (30) days after the execution of the Exchange Agreement, Programmer





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SFX and Chancellor
Local Marketing Agreement
Page 8
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shall submit confirmation letters to the Long Island Stations' Management, on-air talent and other key employees which it intends to offer employment, to which confirmation letters shall set forth the terms of employment currently in effect between said employee and Owner, including, but not limited to, matters concerning salary, bonuses, vacation time, non-compete provisions (if any), benefits, termination rights, loans (if any) and any other pertinent provisions thereof. Receipt of the confirmation letters signed by the perspective management, on-air talent and other key employees is a condition precedent to Programmer making any offers of continued employment.

         10.      Public Affairs Programming.
                  ---------------------------

                  Notwithstanding any other provision of this Agreement, Programmer recognizes that SFX has certain obligations to broadcast programming to meet the needs and interests of the community of license for the Long Island Stations. SFX shall have the right to air specific programming on issues of importance to the local community. Nothing in this Agreement shall abrogate the unrestricted authority of SFX to discharge its obligations to the public and to comply with the law, rules and policies of the FCC with respect to meeting the ascertained needs and interests of the public. Accordingly, SFX may broadcast public affairs programming as outlined in Section 2 hereof. SFX may air this programming in either one two (2) hour block or any combination of half hour or full hour blocks of time during the hours of 6 a.m. to 9 a.m. on Saturday and/or Sunday.

         11.      Additional License Obligations.
                  -------------------------------

                  Although both parties shall cooperate in the broadcast of emergency information over the Stations, SFX shall also retain the right to interrupt Programmer's programming in case of an emergency or for programming which, in the reasonable good faith judgment of SFX, is of overriding public importance. SFX shall also coordinate with Programmer the Long Island Stations' hourly station identification announcements to be aired in accordance with FCC rules. SFX shall continue to maintain a main studio, as that term is defined by the FCC, within each of the Long Island Stations' principal community contours and shall staff it as required by the FCC. SFX shall be responsible for the salaries, taxes, insurance and related costs for all personnel it employs at the Long Island Stations and shall maintain insurance at its present levels covering the Long Island Stations' transmission facilities. In addition, SFX shall pay any federal regulatory fees, maintain its local public inspection file within the Long Island Stations' communities of license and shall prepare and place in such public inspection file all required documents including, but not limited to, its quarterly issues and program lists on a timely basis. SFX shall also receive and respond to telephone inquiries from the general public. Programmer shall provide SFX with information with respect to certain of Programmer's programs which may be included in SFX's quarterly issues and programs







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SFX and Chancellor
Local Marketing Agreement
Page 9
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 lists.

         12.      Broadcast Stations Programming Policy Statement.
                  ------------------------------------------------

                  SFX has adopted and will enforce a Broadcast Stations Programming Policy Statement (the "Policy Statement"), a copy of which appears as Attachment I hereto and which may be amended to meet changing regulatory requirements by SFX upon reasonable advance written notice to Programmer. Programmer agrees and covenants to comply in all material respects with the Policy Statement and with all rules and regulations of the FCC. If SFX reasonably determines that a program, commercial or other material supplied by Programmer does not comply with the Policy Statement, or if SFX reasonably believes that some or all of a program, commercial or other material is unsuitable or contrary to the public interest, it may suspend or cancel such program, commercial or other material and shall provide written notice to Programmer of such decision. Programmer shall provide programs only in accordance with the Policy Statement and FCC requirements. All advertising spots and promotional material or announcements shall comply with applicable federal, state and local regulation and policies and the Policy Statement, and shall be produced in accordance with quality standards established by SFX.

         13.      Compliance with Copyright Act.
                  ------------------------------
                  Programmer represents and warrants to SFX that Programmer has full authority to broadcast its programming on the Long Island Stations and the Programmer shall not broadcast any material in violation of any law, rule, regulation or the Copyright Act. All music supplied by Programmer shall be: (i) licensed by ASCAP, SESAC or BMI; (ii) in the public domain; or (iii) cleared at the source by Programmer. SFX will maintain as appropriate its own ASCAP, BMI and SESAC licenses for the performance of Programmer's programs and Programmer shall reimburse SFX for the costs of such licenses obtained by SFX within thirty
(30) days when paid. The right to use the programming and to authorize its use in any manner shall be and remain vested in Programmer.

         14.      Payola.
                  -------

                  Programmer agrees that neither it nor its employees or agents will accept any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively, "Consideration"), whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the third party providing such compensation, gift or gratuity is identified in the program for which Consideration was provided as






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SFX and Chancellor
Local Marketing Agreement
Page 10
- - - -------------------------


having paid for or furnished such Consideration, in accordance with the Communications Act and FCC requirements. Programmer agrees to execute and to provide SFX with payola Affidavits from itself, and all of its employees and agents who are involved with providing programming on the Long Island Stations, at such times as SFX may reasonably request, substantially in the form attached hereto as Attachment II.

         15.      Sales.
                  ------

                  Programmer shall retain all revenues from the sale of advertising time within the programming it provides to SFX and pay all expenses attributable thereto. Programmer may sell advertising, consistent with applicable rules, regulations and the Policy Statement, on the Long Island Stations in combination with any other broadcast stations of its choosing. Programmer shall be responsible for payment of the commissions due to any national sales representative engaged by it for the purpose of selling national advertising which is carried during the programming it provides to SFX. SFX shall retain all revenues from the sale of the Long Island Stations' advertising during the hours each week in which SFX airs its own nonentertainment programming.

         16.      Local Marketing Agreement Challenge.
                  ------------------------------------

                  If this Agreement is challenged at the FCC, counsel for SFX and counsel for Programmer shall defend the Agreement and the parties' performance thereunder throughout all FCC proceedings with Programmer and SFX each being responsible for its own costs. If portions of this Agreement do not receive the approval of the FCC staff, then the parties shall reform the Agreement subject to their respective reasonable business judgment and advise of counsel or, at SFX's or Programmer's option, seek reversal of the staff decision and approval from the full Commission on appeal.

         17.      Confidential Review.

                  Prior to providing any programming by Programmer to SFX under this Agreement, Programmer shall acquaint SFX with the nature and type of the programming to be provided. SFX, solely for the purpose of ensuring Programmer's compliance with the law, FCC rules and the Long Island Stations' policies, shall be entitled to review and pre-empt at its discretion from time to time on a confidential basis any programming material and any other documents it may reasonably request, including all rate cards and disclosure statements related to Programmer's political advertising. Programmer shall promptly provide SFX with copies of all correspondence and





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SFX and Chancellor
Local Marketing Agreement
Page 11
- - - -------------------------


complaints received from the public as well as copies of all program logs and promotional materials.

         18.      Major Defaults: Termination.
                  ----------------------------

                  18.1.     Programmer's Major Defaults.  The occurrence of any
                            ----------------------------
of the following, after the expiration of the applicable cure periods, if any, will be deemed to be a "Major Default" by Programmer under this Agreement:

                  (a) Programmer's failure to timely pay any of the consideration provided for in Section 4 and the Payment Schedule annexed hereto or other payments required hereunder;

                  (b) Except as otherwise provided for in this Agreement, the failure of Programmer to supply the programs for broadcast on the Long Island Stations in accordance with Section 2 hereof;

                  (c) Any termination of this Agreement by Programmer other than as permitted in Section 18.4 or 18.5; or

                  (d) In the event of a voluntary filing by Programmer (or involuntary filing with respect to Programmer not vacated with ninety (90) days after such filing) of a petition for reorganization or dissolution under federal bankruptcy laws or under substantially equivalent state laws.

                  18.2.    SFX's Major Defaults.  The occurrence of any of the
                           ---------------------
following, after the expiration of the applicable cure periods, if any, will be deemed to be a "Major Default" by SFX under this Agreement:

                  (a) Except as otherwise provided for in this Agreement, the failure of SFX to broadcast the programs supplied by Programmer in accordance with Section 2 hereof;

                  (b) Any termination of this Agreement by SFX other than as permitted in Section 18.4 or 18.5; or

                  (c) In the event of a voluntary filing by SFX (or involuntary filing with respect to SFX not vacated with ninety (90) days after such filing) of a petition for reorganization or dissolution under federal bankruptcy laws or under substantially equivalent state laws.

                  18.3. Cure Periods. The cure periods before any event listed
                        ------------
in Section 18.1 or 18.2





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SFX and Chancellor
Local Marketing Agreement
Page 12
- - - -------------------------


shall become a Major Default are as follows:

                  (a) Payment by Programmer. The consideration to be paid to SFX must be received by SFX within five (5) days after SFX gives written notice of non-payment to Programmer.

                  (b) Certain Matters. There shall be no cure period for:

                       (i) a termination by Programmer described in Section 18.1(c); or

                       (ii) a termination by SFX described in Section 18.2(b) hereof.

                  (c) Programs and Broadcast Matters. With respect to Programmer's failure to provide programs referred to in Section 18.1(b) hereof or SFX's failure to broadcast programs referred to in Section 18.2(a) hereof, the period allowed for cure shall be three (3) business days from the giving of written notice of such failure to the defaulting party by the non-defaulting party.

                  (d) Other Matters. With respect to all matters capable of being cured other than those described in Sections 18.3(a), 18.3(b) or 18.3(c) above, the cure period shall be ten (10) business days after written notice to the defaulting party is given by the non-defaulting party or, with respect to matters that through the exercise of reasonable diligence cannot be cured within such ten (10) day period, such longer period not to exceed ninety (90) days as is reasonably necessary to effect such cure through the exercise of reasonable diligence.

                  18.4.    Termination Upon Occurrence of Major Default.  Upon
                           ---------------------------------------------
the occurrence and continuation of a Major Default the non-defaulting party may terminate this Agreement by giving written notice to the defaulting party within sixty (60) days of such occurrence, provided that the non-defaulting party has not also committed a Major Default hereunder which has not been waived. Such written notice shall specify a termination date which is not less than seven (7) days nor more than ninety (90) days from the date such notice is given. In the event the non-defaulting party does not exercise such right of termination by giving such written notice within such sixty (60) day period, then the Major Default giving rise to such right of termination shall be deemed waived and the Agreement shall continue in full force and effect.

                  18.5. Termination Upon Failure of Consummation of Exchange
                        ----------------------------------------------------
Agreement. Notwithstanding any other provision hereof, this Agreement may be terminated by either party at any time following termination of the Exchange Agreement.

         19.      Liabilities Upon Termination.
                  -----------------------------

SFX and Chancellor
Local Marketing Agreement
Page 13
- - - -------------------------


                  (a) Programmer shall be solely responsible for all of its liabilities, debts and obligations incident to its purchase of broadcast time hereunder, including, without limitation, accounts payable and unaired advertisements, but not for SFX's federal, state, and local tax liabilities associated with Programmer's payments to SFX as provided herein. Upon termination pursuant to Sections 18.4 or 18.5 hereto, SFX shall be under no further obligation to make available to Programmer any broadcast time or broadcast transmission facilities, provided that SFX agrees that it will cooperate reasonably with Programmer to discharge in exchange for reasonable compensation any remaining obligations of Programmer in the form of air time following the termination date. At the date of termination, Programmer shall return to SFX any equipment or property of the Long Island Stations used by Programmer, its employees or agents, in substantially the same condition as such equipment existed on the Commencement Date, shall restore SFX's technical facilities to substantially the same condition as such facilities existed on the Commencement Date, ordinary wear and tear excepted, shall reassign to SFX all contracts and agreements relating to the Long Island Stations listed on the Schedules to the Exchange Agreement which were assumed by Programmer upon the Commencement Date, and shall otherwise take such actions to restore to the extent then practicable the parties hereto to their respective positions prior to the Commencement Date.

                  (b) Upon termination of this Agreement pursuant to this
Section 18 or as a result of the expiration of the term of this Agreement other than by the Closing under the Exchange Agreement, each party shall be free to pursue any and all remedies available to it at law, in equity or otherwise. All amounts accrued or payable to SFX up to the date of termination which have not been paid shall be immediately due and payable. Programmer shall, in addition to its other legal and equitable rights and remedies under this Agreement or under applicable law, be entitled immediately to cease providing any further programs to be broadcast on the Long Island Stations, and all amounts which have been prepaid to SFX for any partial month beyond the termination shall be immediately due and payable to Programmer. Programmer shall return all confidential information with respect to the Long Island Stations to the SFX. Programmer shall reassign all of SFX's accounts receivable to SFX. Programmer shall remit to SFX all amounts collected with respect to SFX's accounts receivable within five (5) business days of termination hereunder.

                  Upon termination, Programmer shall be responsible for debts and obligations resulting from the use of the Long Island Stations' air time and equipment by Programmer including, without limitation, accounts payable and net barter balances in excess of Fifty Thousand Dollars ($ 50,000), relating to the period on and after the date of this Agreement and up to the termination of this Agreement and shall be entitled to the revenues and other credits for that period.

         20.      No Format Changes.
                  ------------------

SFX and Chancellor
Local Marketing Agreement
Page 14
- - - -------------------------


                  Until such time has elapsed pursuant to Section 22.11 to terminate this Agreement, Programmer shall not materially change the entertainment format of the Long Island Stations.

         21.      SFX's Indemnification.
                  ----------------------

                  SFX shall indemnify, defend, hold and save Programmer harmless from and against any and all claims, losses, costs, liabilities, damages, FCC forfeitures, and expenses, including counsel fees, of every kind, nature, and description, including libel, slander, illegal competition or trade practices, or infringement of trade marks or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights arising out of:

                  (a) SFX's operation of the Long Island Stations (not including the operation of the Long Island Stations by Programmer) under this Agreement, and

                  (b) breach of any warranty, representation, covenant, agreement or obligation of SFX contained in this Agreement.


         22.      Programmer's Indemnification.
                  -----------------------------

                  Programmer shall indemnify, defend, hold and save SFX harmless from and against any and all claims, losses, costs, liabilities, damages, FCC forfeitures, and expenses, including counsel fees, of every kind, nature, and description, including libel, slander, illegal competition or trade practices, or infringement of trade marks or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights arising out of:

                  (a) the programming furnished by Programmer under this Agreement,

                  (b) the actions or failure to act of its employees or agents under this Agreement and

                  (c) breach of any warranty, representation, covenant, agreement or obligation of Programmer contained in this Agreement.

         23.      Procedure for Indemnification.
                  ------------------------------

                  The party seeking indemnification under this paragraph ("Indemnitee") shall give the party from whom it seeks indemnification ("Indemnitor") prompt notice, as provided herein, of the

SFX and Chancellor
Local Marketing Agreement
Page 15
- - - -------------------------


assertion of such a claim provided, however, that the failure to give notice of a claim within a reasonable time shall only relieve the Indemnitor of liability to the extent it is materially prejudiced thereby. Promptly after receipt of written notice, as provided herein, of a claim by a person or entity not a party to this Agreement, the Indemnitor shall assume the defense of such claim; provided, however, that:

                  (a) If the Indemnitor fails, within a reasonable time after receipt of notice of such claim, to assume the defense thereof, the Indemnitee shall have the right to undertake the defense, compromise, and settlement of such claim on behalf of and for the account and risk of Indemnitor, subject to the right of the Indemnitor (upon notifying the Indemnitee of its election to do so) to assume the defense of such claim at any time prior to the settlement, compromise, judgment, or other final determination thereof;

                  (b) If in the reasonable judgment of the Indemnitee, based upon the advise of its counsel, a direct or indirect conflict of interest exists between the Indemnitee and Indemnitor, the Indemnitee shall (upon notifying the Indemnitor of its election to do so) have the right to undertake the defense, compromise, and settlement of such claim on behalf of and for the account and risk of Indemnitor (it being understood and agreed that the Indemnitor shall not be entitled to assume the defense of such claim);

                  (c) If the Indemnitee in its sole discretion elects, it shall (upon notifying the Indemnitor of its election to do so) be entitled to employ separate counsel and to participate in the defense of such claim, but the fee and expenses of counsel so employed shall (except as contemplated by clauses (a) and (b) above) be borne solely by Indemnitee;

                  (d) The Indemnitor shall not settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the grant by the claimant or plaintiff to each Indemnitee of a release from any and all liability in respect thereof; and

                  (e) The Indemnitor shall not settle or compromise any claim in any manner, or consent to the entry of any judgment, that could reasonably be expected to have a material adverse effect on the Indemnitee.

         24.      Dispute Over Indemnification.
                  -----------------------------

                  If upon presentation of a claim for indemnity hereunder, the Indemnitor does not agree that all, or part, of such claim is subject to the indemnification obligations imposed upon it pursuant to this Agreement, it shall promptly so notify the Indemnitee. Thereupon, the parties shall

SFX and Chancellor
Local Marketing Agreement
Page 16
- - - -------------------------


attempt to resolve their dispute, including where appropriate reaching an agreement as to that portion of the claim, if any, which both concede is subject to indemnification. To the extent that the parties are unable to reach some compromise within thirty (30) days thereafter, the parties shall be free to pursue all appropriate legal and equitable remedies.

         25.      Programmer's Remedies for Operational Deficiencies.
                  ---------------------------------------------------

                  Except as set forth in this Section 25, and except for reductions in power or interruptions occurring between the hours of 12:00 midnight and 6:00 a.m. as a result of maintenance or repairs or during such periods that the Long Island Stations are operating from its authorized auxiliary antenna, if any of the normal broadcast transmissions of the Long Island Stations are interrupted, interfered with, or in any way impaired with so that the Long Island Stations are not operating at full licensed power and antenna height or are off the air, or in the event that SFX preempts Chancellor's programming, Programmer shall be entitled to an equitable reduction in the amount of its monthly fee which is proportionate to the period of time that the Long Island Stations' operations are deficient, the Long Island Stations' programming is preempted or the Long Island Stations are off the air.

         26.      Force Majeure.
                  --------------

                  Any failure or impairment of the Long Island Stations' facilities or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast due to Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of SFX (including any obligation of SFX to reduce power or suspend operation to avoid occupational exposure to harmful RF radiation), shall not constitute a breach of this Agreement and SFX will not be liable to Programmer.

         27.      Other Agreements.
                  -----------------

                  During the term of this Agreement, SFX will not enter into any other local marketing, program provision, local management or similar agreement with any third party with respect to the Long Island Stations.

         28.      Assignment.
                  -----------

SFX and Chancellor
Local Marketing Agreement
Page 17
- - - -------------------------


                  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assignees, including specifically any purchaser of the Long Island Stations from SFX. Neither party may assign its rights without the prior written consent of the other party which consent shall not be unreasonably withheld.

         29.      Entire Agreement.
                 -----------------

                  This Agreement, and the Attachments hereto, embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

         30.      Taxes.
                  ------

                  SFX and Programmer shall each pay its own ad valorem taxes, if any, which may be assessed on such party's respective personal property for the periods that such items are owned by such party. Each party shall be responsible for any sales tax imposed on advertising aired during the programming provided by that party.

         31.      Headings.
                  ---------

                  The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.



         32.      Governing Law.
                  --------------

                  The obligations of SFX and Programmer are subject to applicable federal, state and local law, rules and regulations, including, but not limited to, the Act and the Rules and Regulations of the FCC. The construction and performance of the Agreement will be governed by the laws of the State of New York.

         33.      Notices.
                  --------

                  Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received

SFX and Chancellor
Local Marketing Agreement
Page 18
- - - -------------------------


on the date of personal delivery; on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested; on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery and shall be addressed to the following addresses:

                  To Programmer:          Chancellor Broadcasting Company
                                          12655 N. Central Expressway, Suite 321
                                          Dallas, Texas 75243
                                          Attention: Mr. Steven Dinetz
                                          Telecopier number: (214) 239-0220

                  Copy to:                Matthew L. Leibowitz, Esq.
                                          Leibowitz & Associates
                                          One S.E. Third Avenue, Suite 1450
                                          Miami, FL 33131
                                          Telephone number: (305) 530-1322
                                          Telecopier number: (305) 530-9417





                  To SFX:                 Robert F.X. Sillerman
                                          SFX Broadcasting, Inc.
                                          150 E. 58th Street
                                          New York, NY 10155
                                          Telecopier number: (212) 753-3188

                  Copy to:                Richard A. Liese, Esq.
                                          SFX Broadcasting, Inc.
                                          150 E. 58th Street
                                          New York, NY 10155
                                          Telecopier number: (212) 753-3188

                  The date of any such notice and service thereof shall be deemed to be:

                  (a) the day of delivery if hand delivered or delivered by overnight courier;

SFX and Chancellor
Local Marketing Agreement
Page 19
- - - -------------------------


                  (b) the day of delivery as indicated on the return receipt if dispatched by mail, or

                  (c) the date of telecopy transmission as indicated on the telecopier transmission report provided that any telecopy transmission shall not be effective unless a paper copy sent by overnight courier on the date of the telecopy transmission is delivered.

                  Either party may change its address for the purpose of notice by giving notice of such change in accordance with the provisions of this paragraph.

         34.      Severability.
                  -------------

                  If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         35.      Certifications.
                  ---------------

                  (a) Control of Stations. SFX hereby verifies that it will maintain control of the Long Island Stations and their facilities, including specifically control over the Long Island Stations' finances, personnel and programming during the term of this Agreement.

                  (b) Compliance with Ownership Rules. Programmer hereby verifies that the arrangement contemplated by this Agreement complies with the provisions of Section 73.3555(a) of the rules and regulations of the FCC.

         36.      No Joint Venture.
                  -----------------

                  The parties agree that nothing herein shall constitute a joint venture or partnership between them.

         37.      Beneficiaries.
                  --------------

                  Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.









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SFX and Chancellor
Local Marketing Agreement
Page 20
- - - -------------------------

SFX and Chancellor
Local Marketing Agreement
Page 21
- - - -------------------------


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                      CHANCELLOR RADIO BROADCASTING COMPANY



                                        By: ______________________________
                                            Steven Dinetz
                                            President


                                            WBLI, Inc.



                                        By: ______________________________
                                            Robert F. X. Sillerman
                                            Executive Chairman & CEO


                                            WBLI-FM, Inc.



                                        By: ______________________________
                                            Robert F. X. Sillerman
                                            Executive Chairman & CEO

SFX and Chancellor
Local Marketing Agreement
Page 22
- - - -------------------------


                                            WHFM, Inc.



                                        By: ______________________________
                                            Robert F. X. Sillerman
                                            Executive Chairman & CEO


                                            WBAB, Inc.



                                        By: ______________________________
                                            Robert F. X. Sillerman
                                            Executive Chairman & CEO


                                            WGBB, Inc.



                                        By: ______________________________
                                            Robert F. X. Sillerman
                                            Executive Chairman & CEO

SFX and Chancellor
Local Marketing Agreement
Page 23
- - - -------------------------

                                PAYMENT SCHEDULE

         In exchange for the air time supplied to Programmer pursuant to this Agreement, Programmer shall pay SFX Three Hundred Seventy Five Thousand Dollars ($375,000) per month until the Jacksonville Stations LMA goes into effect. Once the Jacksonville Stations LMA goes into effect, the amounts payable to SFX shall be reduced to Twenty Five Thousand Dollars ($25,000) per month. If the Jacksonville Stations LMA is implemented before November 1, 1996, the monthly payment obligation after November 1, 1996 shall be zero dollars ($0.00). In the event that the Jacksonville Stations LMA is never entered into, the monthly payments will remain at Three Hundred Seventy Five Thousand Dollars ($375,000) per month. The first monthly payment to SFX is due and payable on July 1, 1996, and each successive payment is due on the first day of each month thereafter. The monthly fee shall be reduced pro rata for any partial month at the beginning or end of the term of this Agreement.

                                          Long Island LMA & Facility Fee

         Monthly LMA Fee - Jul                              $ 375,000
         Monthly LMA Fee - Aug                              $  25,000
         Monthly LMA Fee - Sep                              $  25,000
         Monthly LMA Fee - Oct                              $  25,000
         Monthly LMA Fee - Nov                              $       0

Technical:

         Salaries - Engineers/Managers                      $   6,567
         Utilities - Transmitter Sites                      $  12,300
         Maintenance - Transmitter Sites                    $   3,108
         Leases - Transmitter Sites                         $   3,275
         Total Technical                                    $  25,250

General & Administrative:

         Salaries - Receptionist                            $    1,917
         Payroll - 8.5% Average                             $      558
         Health Insurance estimate                          $      750
         Office/Studio Rent                                 $    1,258
         Office/Studio Maintenance                          $    3,958

SFX and Chancellor
Local Marketing Agreement
Page 24
- - - -------------------------


         Office/Studio Utilities                            $        0
         Office/Studio Tax                                  $        0

         Property Tax                                       $    8,567
         General Insurance                                  $    7,167
         Workmans Comp (3 employees est.)                   $      200
         Total General and Administrative                   $   24,375

         Monthly Facility Fee                               $   49,625

         Annualized Facility Fee                            $  595,498

SFX and Chancellor
Local Marketing Agreement
Page 25
- - - -------------------------



                                                    SCHEDULE B

                                                     EMPLOYEES

SFX and Chancellor
Local Marketing Agreement
Page 26
- - - -------------------------


                                  ATTACHMENT I

                 BROADCAST STATIONS PROGRAMMING POLICY STATEMENT

         Programmer agrees to cooperate with SFX in the broadcasting of programs of the highest possible standard of excellence and for this purpose to observe the following regulations in the preparation, writing and broadcasting of its programs. Further Programmer agrees that all material broadcast on the Long Island Stations shall comply with all federal, state and local applicable laws, rules and regulation.

           I.     No Plugola or Payola.
                  ---------------------

                  The broadcast of any material for which any money, service or other valuable consideration is directly or indirectly paid, or promised to or charged or accepted by, the Programmer, from any person, shall be prohibited, unless, at the time the same is broadcast, it is announced as paid for or furnished by such person.

          II.     Political Broadcasting.
                  -----------------------

                  Within thirty (30) days of the Commencement Date, Programmer shall provide SFX with a written political advertising disclosure statement which fully and accurately discloses how the Programmer sells programming and advertising time and which makes parties purchasing political programming and advertising time fully aware of the lowest unit charge provisions of Section 315 of the Act. In addition, at least thirty (30) days before the start of any primary or election campaign, Programmer will clear with the Long Island Stations' general managers the rates Programmer will charge for the time to be sold to candidates to make certain that the rate charges is in conformance with the applicable law and Stations policy.

         III.     Required Announcements.
                  -----------------------

                  Programmer shall broadcast (i) an announcement in a form satisfactory to SFX at the beginning of each hour to identify the Long Island Stations and (ii) any other announcements that may be required by law, regulation or SFX's Stations policy.

          IV.     No Illegal Announcements.
                  -------------------------

                  No announcements, broadcasts or promotions prohibited by federal, state or local law shall be made over the Long Island Stations. This prohibition specifically includes, but is not limited

SFX and Chancellor
Local Marketing Agreement
Page 27
- - - -------------------------



to, any and all programming or other broadcast material concerning tobacco or alcohol related products which are unlawful. The airing of any broadcast material concerning contests, lotteries or games must be conducted in accordance with all applicable law, including FCC rules and regulations. Any obscene, indecent, or fraudulent programming is prohibited. All sponsored programming or other broadcast material must be identified in accordance with applicable law, including FCC rules and regulations.

           V.     SFX Discretion Paramount.
                  -------------------------

                  In accordance with SFX's responsibility under the Communications Act of 1934, as amended, and the Rules and Regulations of the Federal Communications Commission, SFX reserves the right to reject or terminate any advertising proposed to be presented or being presented over the Long Island Stations, which is in conflict with Long Island Stations' policies or which SFX or its general manager's reasonable judgement would not serve the public interest.

         In any case where questions of policy or interpretation arise, Programmer should submit the same to SFX for decision before making any commitments in connection therewith.

SFX and Chancellor
Local Marketing Agreement
Page 28
- - - -------------------------


                                  ATTACHMENT II

                                PAYOLA AFFIDAVIT



City of_____________________________)

County of___________________________)        ss.:

State of____________________________)

          I,_________________________, having first been duly sworn, hereby state that I have read and will comply with the provisions of Section 317 and 507 of the Communications Act of 1934, as amended, copies of which are attached hereto, I also have read and will comply with the provisions of the Commission's Sponsorship Identification Rule (73.1212), a copy of which is attached hereto.

          I also will comply with the policy of this Station, ________________ (insert call letters here), which prohibits every employee having any voice in the selection of broadcast matter from (a) engaging in any outside business or economic activity which would create a conflict of interest in the selection of broadcast matter; (b) accepting any favors, loans, entertainment or other consideration from persons seeking the airing of any broadcast matter in return thereof, and (c) promoting over the air (except by means of an appropriate commercial announcement) any activity or matter in which the employee has a direct or indirect financial interest.

         I understand that receiving or agreeing to receive anything of value from a third party for the broadcast of any program material over the Stations is a crime, unless the agreed payment is disclosed to the Stations before broadcast of the program material. This crime, commonly called "payola", is punishable by one year in prison and a fine of up to $10,000.

         During the past year, I have not been promised or paid anything of value directly or indirectly by a third party for the broadcast of any programming material over the Stations.


                                   _____________________________________
                                   Affiant

SFX and Chancellor
Local Marketing Agreement
Page 29
- - - -------------------------


          The foregoing instrument was acknowledged before me this _____________ day of ______________________, 1996 by _____________________________________,
who is personally known
to me or who has produced as identification.


                                            ___________________________________
                                            Notary Public



My commission expires: _____________________________________